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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 31, 1997
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                            UNITED AUTO GROUP, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    1-12297                 22-3086739
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(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification No.)




375 Park Avenue, New York, New York                                       10152
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(Address of principal executive offices)                             (Zip Code)



                                (212) 223-3300
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             (Registrant's telephone number, including area code)

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On May 31, 1997, United Auto Group, Inc. ("UAG") consummated the acquisition of 100% of the capital stock of Reed-Lallier Chevrolet, Inc., located in Fayetteville, North Carolina, and Gene Reed Chevrolet, Inc. and Michael Chevrolet-Oldsmobile, Inc., located in North Charleston and Summerville, South Carolina, respectively (the "Reed Group"), for aggregate consideration in the amount of approximately $30 million, of which approximately $13 million was in the form of common stock, with such consideration subject to adjustment based on dealership earnings. The Reed Group had 1996 revenues of approximately $138 million.

         On June 11, 1997, UAG announced that it does not expect to complete the acquisition of Marshall Mize Ford, Inc., located in Chattanooga, Tennessee, and Wade Ford, Inc. and Wade Ford Buford, Inc. located in the Atlanta, Georgia suburbs of Smyrna and Buford, respectively. The aggregate consideration for the acquisition, which was announced on March 6, 1997, was to be approximately $23 million.

         For more information, please see the Company's press release, attached hereto as exhibit 99.1, which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired:  N/A

         (b)  Pro Forma Financial Information:  N/A

         (c)  Exhibits:

                99.1                Press Release issued June 11, 1997.




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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          UNITED AUTO GROUP, INC.



DATE:  July 14, 1997                      By: /s/ James R. Davidson
                                             ------------------------------
                                              James R. Davidson
                                              Senior Vice President - Finance






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                                 EXHIBIT INDEX



Exhibit No.              Document
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   99.1                  Press Release issued June 11, 1997.